Exhibit 4.1(a)



                         WAIVER OF PREFERRED STOCKHOLDER


     The undersigned, Compania Comercial Atlantis, S.A., being the holder of 1,280,550 shares of Series A Convertible Preferred Stock (the "Preferred Stock) of Xplorer, S.A., does hereby waive all right, title, interest and privileges to dividends in said Preferred Stock, including all accumulated, present and future dividends attaching thereto (the "Dividends"), all Dividends as set forth in the Certificate of Designation of said Preferred Stock as filed in the Office of the Secretary of State of the State of Nevada on November 18, 1996, a copy of which is attached hereto and made a part hereof, in exchange for the issuance and delivery to Compania Comercial Atlantis, S.A. of 1,000,000 shares of the Common Stock of Xplorer, S.A.


Dated:  December 11, 1996

                                             PREFERRED STOCKHOLDER:

                                             COMPANIA COMERCIAL ATLANTIS, S.A.


                                             By: /s/
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                                                                  Exhibit 4.1(a)